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EXHIBIT 10.18(c)

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS THIRD AMENDMENT (this "Amendment") is made as of this 29 day of May, 2002 to that certain EMPLOYMENT AGREEMENT, dated as of December 21, 1999 (as heretofore amended, the "Employment Agreement"), by and between R. NEAL BLACK ("Employee") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement and agree that the Bonus to which Executive may be entitled upon satisfaction of the Performance Goals is hereby increased to 50% of Base Salary.

     Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By: /s/: Robert N. Wildrick                     /s/: Neal Black
    -------------------------------             -------------------------------
    Robert N. Wildrick,                         R. NEAL BLACK
    Chief Executive Officer